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                                                                    Exhibit 10.5

          CONSULTING CONTRACT OF THE CULTURAL CITY OF CHINESE BUDDHISM

PARTY A:                            Hing Sun Group Hainan Development Co.
REGISTERED ADDRESS:                 Hainan, PRC

PARTY B:                            King Yuen Investment & Development Ltd.
REGISTERED ADDRESS:                 Room 1008-9 Shun Tak Centre West
                                    No. 168-200 Connaught Road Centre

PARTY C:                            Malee Consultants
LEGAL ADDRESS:                      P.O. Box 71, Carigmar Chambers, Road Town,
                                    Tortola, British Virgin Islands

CORRESPONDING ADDRESS:              Room 1008-0 Shun Tak Centre West
                                    No 168-200 Connaught Road Centre

Both Party A & B signed the consultancy service contract about "The Cultural City of Chinese Buddhism on 28th December, 1994. Party B has many years of experience on establishing and investment in China, it also has broad social network and business connections within and outside China. Part A has prepared some preparation work for Party B.

With the consents from Part A and Party C, Part B recommend Party C to take over the consulting contract from Party B. It is mutually agreed among Part A, B and C that Part C will take over the consulting work as stipulated in the consulting contract ("Original Contract") previously signed between Party A and Party B. The Original Contract will become void from the date of this agreement and Part C shall complete all the outstanding work of the Original Contract and be responsible for any expenses incurred by Party B during the initial stage of the project.

A.       Summary of the consulting services plan:

         1.       1997

         -        responsible for the invitation of monks to Fa Mun Temple,

         -        organise ceremony for the celebration of the Buddhism's Day,

         - invite the director of Hyundai Group in South Korea to visit the Fa Mun Temple,

         -        plan and organise the Buddhism seminars to be held in Xian,

         - organise worship tours to Fa Mun Temple for the celebration of the handover of Hong Kong,

         - organise Buddhism ceremonies in Fa Mun Temple for the disasters in Hong Kong and Taiwan,

         -        organise worship tours to Fa Mun Temple from South East Asia

         -        other related consultancy work as requested by Party A


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         2.       1998

         -        recommend outsiders to establish and register a joint venture

         - prepare to establish the fund for "The Cultural City of Chinese Buddhism Famen Temple Shannxi"

         - establish the relationship with the Buddhism in Hong Kong, Macau and Taiwan

         -        search, plan and design the item of "Chinese Buddhism City"

         -        recommend the Investment fund to invest

         -        other related consultancy work as requested by Party A

         3.       1999

         - promote the "Chinese Buddhism City", fund raising and ask for donation for "Chinese Buddhism City"

         -        other related consultancy work as requested by Party A

B.       Period of the consultancy service

         Since January 1997, Party C provide consulting service to Party A for the investment of "The Cultural City of Chinese Buddhism"

         Party C will provide the service for 3 years. Both parties A and C will sign the extension of the agreement 3 months before the termination of this agreement. If Party A terminate the agreement due to the dissatisfaction of the services provided by Party C, Party A (client missed nothing).

C.       Consultancy Service Fee

         Party A pay the consultancy fee to Party C as follow:

1.       RMB 9,000,000 in 1997
2.       RMB 4,200,000 in 1998
3.       RMB 4,200,000 in 1999

D.       Breach of the contract

         The responsibility of Party A to breach the agreement

         If Party A doesn't pay the consultancy fee in accordance with Clause 3, Party C should pay 3% on consultancy service fee to Party B for each month overdue.

         The responsibility of Party C to breach the agreement

         If Party C doesn't execute the term of agreement, Party B should refund the consulting service fee and at the same time Party B should pay 3% of consultancy service fee to Party A.


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E.       Agreement on argument

         In case of the argument arised, Party A and B should agree with each other. If the argument doesn't solve, the argument should pass to China International Economic Trade Committee to solve.

F.       Other

         If Party C recruit international well-known consultancy company to complete the other service. Party C should notify Party A and agreed by Party A.

         This contract will have 6 copies, each of the above party receive 2 copies.


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Party A    :   Hing Sun Group Hainan Development Co.


Party B    :   King Yuen Investment & Development Ltd.


Party C    :   Malee Consultants Limited




May 13, 1998


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